UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

POWER-ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

740 Calle Plano Camarillo, California 93012

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (805) 987-8741

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of President/COO; Appointment of President

Effective September 29, 2008, Brad W. Godfrey resigned as the President and Chief Operating Officer of Power-One, Inc. (the “Company”) to pursue other business opportunities.  In connection with Mr. Godfrey’s resignation, the Company and Mr. Godfrey entered into a separation and release agreement dated October 1, 2008 that provides that, among other things, Mr. Godfrey will be entitled to the following benefits in connection with his termination of employment: (i) continued payment of his base salary at the rate in effect on the date of his termination of employment ($330,000/year) for thirteen months, (ii) reimbursement of up to a maximum of $25,000 for reasonable outplacement services during the twelve months after termination of employment, (iii) reimbursement of medical and dental benefits under COBRA for up to thirteen months after his termination of employment, (iv) continued ability to exercise his vested stock options for 90 days after his termination of employment, (v) continued ability to vest in his outstanding unvested restricted stock unit awards for twelve months after his termination of employment, and (vi) payment of reasonable and documented costs relating to the relocation of Mr. Godfrey’s personal and household property.

In exchange for the benefits described above, Mr. Godfrey executed a general release of claims in favor of the Company.  Mr. Godfrey also agreed to be available to perform consulting, transition and advisory services, at no additional fee, as reasonably requested by the Company for up to 30 days from the effective date of the separation and release agreement.  Mr. Godfrey also agreed to become subject to a one-year non-solicitation restriction covering both the Company’s customers and employees, and to an indefinite restriction on the disclosure of the Company’s confidential information.

The foregoing description of the separation and release agreement does not purport to be complete and is qualified in its entirety by reference to the separation agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The Company’s Board of Directors appointed Richard J. Thompson, the Company’s current Chief Executive Officer, to the additional title of President upon the effectiveness of Mr. Godfrey’s resignation.  Mr. Thompson (age 58) has served as the Company’s Chief Executive Officer since February 2008 and as a member of the Company’s Board of Directors since August 2007.  Mr. Thompson served as Senior Vice President, Finance and Chief Financial Officer of American Power Conversion Corporation (acquired by Schneider Electric in February 2007) from May 2005 to March 2007. Prior to joining American Power Conversion Corporation, Mr. Thompson served as Chief Financial Officer, Secretary and Treasurer of Artesyn Technologies for fifteen years.

Appointment of Sr. VP, Operations

Effective September 29, 2008, Neil Dial (age 57) was appointed as the Company’s Senior Vice President, Operations.  The Company’s Board of Directors, on September 25, 2008, designated Neil Dial as an executive officer under Section 16 of the Securities Exchange Act of 1934, as amended, effective on September 29, 2008.

Prior to joining the Company, Mr. Dial served as Vice President, North American Operations, at Plexus Corporation (NASDAQ: PLXS), an electronic manufacturing service provider.  From April 2005 to April 2007, Mr. Dial served as a Brigadier General and Deputy Chief of Staff, Intelligence, for the United States Department of the Army.  From March 2001 to March 2005, Mr. Dial was Vice President, Operations, at Plexus Corporation.  Mr. Dial has also held senior management positions at Dell Computer, Adflex Solutions, Motorola, and Texas Instruments.  Mr. Dial graduated from the University of Northern Iowa with a BA in Business Administration in 1974 and from the University of Northern Colorado in 1977 with a Masters in Management.

The terms of Mr. Dial’s employment are outlined in an employment offer letter between the Company and Mr. Dial (the “Employment Offer Letter”).  Pursuant to the terms of the Employment Offer Letter, Mr. Dial, who will be an “at will” employee, will receive an initial base salary of $350,000 per year and car allowance of

$7,800 per year.  Mr. Dial will also receive a one-time sign-on bonus of $120,000, which is subject to a requirement of 24 months of continued employment with the Company.  If Mr. Dial terminates his employment with the Company prior to the completion of a 24-month period, he must repay a pro-rata portion of the sign-on bonus back to the Company based on the number of completed months of employment.

Pursuant to the terms of the Employment Offer Letter, Mr. Dial was also granted 250,000 non-qualified stock options on September 29, 2008 under the Company’s 2004 Stock Incentive Plan (the “Plan”).  The stock options have a per share exercise price of $1.23, a term of ten years, and will be subject to the terms and conditions set forth in the Plan and the Company’s stock option agreement entered into by and between the Company and Mr. Dial (the “Stock Option Agreement”).

The stock options will vest in full on the fourth anniversary of the grant date, subject to accelerated vesting.  Fifty percent of the shares of common stock subject to the stock options will vest on an accelerated basis if (i) the closing price per share of the Company’s common stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning 90 days prior to the first anniversary of the grant date of the stock options is equal to or exceeds 175% of the exercise price of the stock options (as appropriately adjusted for stock splits and similar transactions), or (ii) the closing price per share of the Company’s common stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning 90 days prior to the second anniversary of the grant date of the stock options is equal to or exceeds 275% of the exercise price of the stock options (as appropriately adjusted for stock splits and similar transactions).  Under the first accelerated vesting circumstance (as described under (i), above), the date of vesting will occur on the seventh day after the accelerated vesting target has been reached, except that in no event will accelerated vesting be effective prior to the first anniversary of stock option grant.  Under the second accelerated vesting circumstance (as described under (ii), above), the date of vesting will occur on the seventh day after the accelerated vesting target has been reached, except that in no event will this vesting be effective prior to the second anniversary of stock option grant.

Mr. Dial will also receive reimbursement for his relocation expenses, including temporary housing in an amount of up to $4,000 per month for a period of up to six months.  In addition, the Company agrees to lease an automobile for Mr. Dial for local use until his personal automobile is available for such use for up to six months.  The Company will also pay the costs associated with the relocation of Mr. Dial’s household goods and a storage provider for Mr. Dial’s furniture for up to six months if such storage is needed.  The relocation expenses paid by the Company will also be subject to Mr. Dial’s continued employment for 24 months.  The Company will also reimburse Mr. Dial for reasonable and customary costs and fees for the sale of Mr. Dial’s current residence and purchase of a replacement residence near the Company’s executive corporate offices in Camarillo, California.

The Employment Offer Letter provides Mr. Dial will be eligible to participate in the Company’s 2008 Management Incentive Plan pursuant to which Mr. Dial may earn bonuses based upon the achievement of the Company’s corporate financial objectives and Mr. Dial’s personal goals, as set in accordance with the 2008 Management Incentive Plan.  Mr. Dial will be eligible to receive up to 60% of his base annual salary under and subject to the terms and conditions of the 2008 Management Incentive Plan.  The Company must, at a minimum, earn net income for the 2008 fiscal year for any bonus to be earned by Mr. Dial for the 2008 fiscal year.

Mr. Dial also entered into the Company’s standard Indemnification Agreement and Senior Executive Change in Control Agreement (the “Change in Control Agreement”).  The Change in Control Agreement provides for severance and other benefits in connection with a change in control of the Company and certain terminations of employment related to the change in control.   The form of the Change in Control Agreement was described in and included with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 24, 2007 as Exhibit 10.18 and the form of Indemnification Agreement was filed with the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2006 as Exhibit 10.10.

In addition, Mr. Dial is entitled to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s senior officers generally.

The foregoing description of the Employment Offer Letter and Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Offer Letter and Stock Option Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.2 and Exhibit 10.3, respectively.

Appointment of Corporate Secretary

On September 25, 2008, the Board of Directors of the Company appointed Linda C. Heller, the Company’s Senior Vice President Finance, Treasurer and Chief Financial Officer, to the additional title of Secretary of the Company effective September 26, 2008 to replace Randall H. Holliday, who resigned as the Company’s General Counsel and Secretary effective September 26, 2008, as previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2008.

Ms. Heller (age 45) has served as the Company’s Senior Vice President Finance, Treasurer and Chief Financial Officer since July 31, 2008.  From March 2008 until July 2008, Ms. Heller served as Vice President, Investor Relations of Applied Materials, Inc., and directed that company’s investor communications across a variety of business segments.  From April 2004 until February 2008, Ms. Heller served as Vice President, Finance of Amgen, Inc.  From April 2004 until July 2005, Ms. Heller was responsible for managing Amgen’s financial team for its research and development efforts, and from July 2005 until February 2008, Ms. Heller was responsible for managing Amgen’s financial team for its global operations.  From June 2003 until March 2004, Ms. Heller served as Project Director, Mergers and Acquisitions Analysis of Johnson & Johnson, a position in which she advised operating companies with respect to acquisition and licensing opportunities and provided other general financial services. From November 1999 until June 2003, Ms. Heller held a variety of positions of increasing responsibility with Pharmacia Corporation, most recently serving as Vice President, Investor Relations.  Ms. Heller earned a B.A. in economics from Rice University and a M.S. in management from M.I.T.’s Sloan School of Management.

Item 7.01   Regulation FD Disclosure

On September 29, 2008, the Company issued a press release announcing the resignation of Mr. Godfrey and the appointment of Mr. Dial.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Separation and General Release Agreement, dated as of October 1, 2008, between the Company and Brad Godfrey.
10.2	Employment Offer Letter effective as of September 29, 2008, between the Company and Neil Dial.
10.3	Notice of Grant of Stock Option and Terms and Conditions of Neil Dial Stock Option, dated as of September 29, 2008.
99.1	Press release of the Company dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power-One, Inc.

Dated: October 1, 2008	/s/ Linda C. Heller
	By:	Linda C. Heller
	Its:	Senior Vice President Finance, Treasurer, Chief Financial Officer, and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Separation and General Release Agreement, dated as of October 1, 2008, between the Company and Brad Godfrey.
10.2	Employment Offer Letter effective as of September 29, 2008, between the Company and Neil Dial.
10.3	Notice of Grant of Stock Option and Terms and Conditions of Neil Dial Stock Option, dated as of September 29, 2008.
99.1	Press release of the Company dated September 29, 2008.